Money Manager Agreement

	This Money Manager Agreement (the Agreement) is between TIFF Investment Program (TIP), a Delaware statutory trust, on behalf of its series, TIFF Multi-Asset Fund (the Fund), and Fundsmith LLP (the Manager), an investment adviser registered under the Investment Advisers Act of 1940, as amended (the
Advisers Act) and is effective as of September 30, 2015 (the
Effective Date).

Recitals

	TIP is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

	TIP wishes to retain the Manager to render advisory services to the Fund and the Manager is willing to render those services.

	The parties therefore agree as follows:

1.	Managed Assets

	The Manager will provide investment management services with respect to a discrete portion of the assets of the Fund, as described herein. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the Managed Assets. The Fund may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time.

2.	Appointment and Powers of Manager; Investment
Approach

      (a)	Appointment.  TIP, acting on behalf of the Fund,
hereby appoints the Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. The Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the requirements described in Section 3(a).

      (b)	Powers.  Subject to the supervision of the board of
trustees of TIP and subject to the supervision of TIFF Advisory
Services, Inc. (TAS) as Investment Adviser to the Fund, the
Manager shall direct investment of the Managed Assets in accordance with the requirements of Section 3(a). TIP, acting on behalf of the Fund, grants the Manager authority to:

		(i)	acquire (by purchase, exchange,
subscription, or otherwise), hold, and
dispose of (by sale, exchange, or otherwise) securities and other investments;

		(ii)	determine what portion of the Managed
Assets will be held uninvested; and

		(iii)	enter into such agreements and make such
representations (including representations regarding the purchase of securities for investment) as may be necessary or proper in connection with the performance by the Manager of its duties hereunder.

      (c)	Power of Attorney.  To enable the Manager to
exercise fully the discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.

      (d)	Voting.  The Manager shall be authorized to vote
on behalf of the Fund any proxies relating to the Managed Assets, provided, however, that the Manager shall comply with any instructions received from the Fund as to the voting of securities and handling of proxies.

      (e)	Independent Contractor.  Except as expressly
authorized herein, the Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, the Fund, or TAS in any way, or otherwise to be an agent of any of them.

      (f)	Reporting.  The Manager shall furnish to TIP upon
reasonable request such information that TIP may reasonably require to complete documents, reports, or regulatory filings, or to otherwise comply with applicable law.

3.	Requirements; Duties

	(a)	Requirements.  In performing services for the Fund
and otherwise discharging its obligations under this Agreement, the Manager shall act in conformity with the following requirements (the Requirements):

		(i)	the 1940 Act, the Internal Revenue Code of
1986, as amended (the Code), and all other applicable federal and state laws and regulations which apply to the Manager in conjunction with performing services for the Fund, if any;

(ii)	TIPs Registration Statement under the 1940
Act and the Securities Act of 1933, as
amended, on Form N-1A as filed with the
Securities and Exchange Commission
relating to the Fund and the shares of
beneficial interest in the Fund, as such Registration Statement may be amended from time to time (the Registration
Statement);

		(iii)	the Managers Investment Guidelines, which
may be amended from time to time
through mutual agreement by TAS and the
Manager;

		(iv)	written instructions and directions of the
board of trustees of TIP; and

		(v)	written instructions and directions of TAS.

	(b)	Responsibility with Respect to Actions of Others.
TIP may place the investment portfolio of each of its funds, including the Fund, with one or more investment managers. To the extent the applicability of, or conformity with, the Requirements depends upon investments made by, or activity of, the managers other than the Manager, the Manager agrees to comply with such Requirements: (i) to the extent that such compliance is within the Managers Investment Guidelines; and (ii) to the extent that the Manager is provided with information sufficient to ascertain the applicability of such Requirements. It is understood and agreed that, except as provided in Section 3(a) above, the Manager shall not be responsible under this Agreement for monitoring the Funds overall compliance with any provision of the 1940 Act, the Code, or any other federal or state law or regulation. If it appears to the Fund at any time that the Fund may not be in compliance with any Requirement and the Fund or TAS so notifies the Manager, the Manager shall promptly take such actions not inconsistent with applicable law or regulation as the Fund or TAS may reasonably specify to effect compliance.

	(c)	Responsibility with Respect to Performance of
Duties. In performing its duties under this Agreement, the Manager will act in good faith and in the best interests of the Fund and shall use reasonable care and its best judgment in matters relating to the Fund. The Manager will not deal with the Managed Assets in its own interest or for its own account. The Fund acknowledges and agrees that the Manager, in the performance of its obligations and duties under this Agreement, is entitled to rely in good faith upon the accuracy of the information furnished by, or on behalf of, the Fund, without further investigation.

       (d)	Valuation.  The Manager shall not  be responsible for
calculating the Net Asset Value of the Funds portfolio or making final decisions on the value of portfolio securities used to calculate such net asset value, but must review regularly the pricing of the Managed
Assets as made available by or on behalf of the Fund. The Manager agrees to notify the Fund promptly if the Manager reasonably believes that the value of any portfolio security comprising the Managed Assets may not reflect fair value. The Manager agrees to provide upon request any pricing information of which the Manager is aware to the Fund, to TAS, or to the Funds administrator to assist in the determination of the fair value of any portfolio security for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Funds valuation procedures for the purpose of calculating the Funds Net Asset value in accordance with procedures and methods established by the board of trustees of TIP.

4.	Recordkeeping and Reporting

	(a)	Records.  The Manager shall maintain proper and
complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed Assets required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by the Fund and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of the Fund; the Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Funds request. Upon termination of this Agreement, the Manager shall promptly return records that are the Funds property and, upon demand, shall make and deliver to the Fund true and complete and legible copies of such other records maintained as required by this
Section 4(a) as the Fund may request. The Manager may retain copies of records furnished to the Fund.

	(b)	Reports to Custodian.  The Manager shall provide
to the Funds custodian and to the Fund, on each business day, information relating to all transactions concerning the Managed
Assets.

	(c)	Other Reports.  The Manager shall render to the
board of trustees of TIP and to TAS such periodic and special reports as the board or TAS may reasonably request. TIP and TAS agree to provide to the Manager, upon reasonable request, such information and documents as may be necessary and appropriate for the Manager to perform its services hereunder.

5.	Purchase and Sale of Securities

	(a)	Selection of Brokers.  The Manager shall place all
orders for the purchase and sale of securities on behalf of the Fund with brokers or dealers selected by the Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, or any of its affiliated persons, as defined in the 1940 Act, will act as principal or receive any compensation in connection with the purchase or sale of investments by the Fund other than the management fees provided for in Section 6 hereof.

      In placing such orders, the Manager will give primary consideration to obtaining the most favorable price and efficient execution reasonably available under the circumstances and in accordance with applicable law. In evaluating the terms available for executing particular transactions for the Fund and in selecting broker-dealers to execute such transactions, the Manager may consider, in addition to commission cost and execution capabilities, those factors that it deems relevant, such as the financial stability and reputation of broker-dealers and the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by such broker-dealers. The Manager is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a transaction which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if the Manager determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer in discharging responsibilities with respect to the Fund or to other client accounts as to which it exercises investment discretion.

	(b)	Aggregating Orders.  On occasions when the
Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other advisory clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and its other clients.

6.	Management Fees; Expenses

      (a)	Management Fees. Schedule I attached hereto sets
out the fees to be paid by the Fund to the Manager by the tenth business day of the month following the month to which the fee relates. The applicable fee rate will be applied to the average daily net assets (gross of expenses except custodian transaction charges) of the Managed Assets, computed as described in the Funds Registration Statement.

	(b)	Expenses.  The Manager shall furnish at its own
expense all of its own office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement including administrative, bookkeeping and accounting, clerical, statistical, and correspondence functions. The Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, (i) custodial fees and expenses for the Managed
Assets, (ii) brokerage commissions, issue and transfer taxes and other costs of securities transactions to which the Fund is a party, including any portion of such commissions attributable to research and brokerage services; and (iii) interest and taxes, if any, payable by the Fund. In addition, the Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by the Fund.

7.	Non-Exclusivity of Services

	 The Manager is free to act for its own account and to provide investment management services to others. The Fund acknowledges that the Manager and its officers and employees, and the Managers other clients, may at any time have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired or disposed of under this Agreement for the Fund. Neither the Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for his or its own account or for the account of another client. The Fund agrees that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners or employees of the Manager or any of the Managers affiliates act as financial adviser, investment manager or in any capacity that the Manager deems confidential, unless the Manager determines in its sole discretion that it may appropriately do so. The Fund appreciates that, for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Manager through these relationships cannot be passed on to the Fund and that the Manager may be restricted from trading the securities of issuers about which it is in possession of material nonpublic information.

8.	Delegation of Services to Affiliates

	The Fund acknowledges and agrees that the Manager may, in its discretion, utilize personnel employed by its affiliates to perform services pursuant to this Agreement by way of a participating non-US affiliate agreement in accordance with, and to the extent permitted by, the 1940 Act and the Advisers Act, including the published interpretations thereof by the U.S.
Securities and Exchange Commission (SEC) or its staff. Should such participating non-US affiliate agreement cease to meet the requirements of the 1940 Act or the Advisers Act, including published interpretations thereof by the SEC or its staff, the Managers authority to utilize personnel of its affiliates in the performance of its duties hereunder shall terminate immediately and the Manager shall promptly inform TIP and TAS. For the avoidance of doubt, the Manager acknowledges and agrees that it assumes full responsibility for all actions, and any failure to act, by each person utilized to perform services under this Agreement.

9.	Liability

	The Manager shall not be liable to the Fund, TIP, TAS or to any shareholder for any error of judgment, but the Manager shall be liable to the Fund for any loss resulting from the Managers willful misfeasance, bad faith, or gross negligence in providing services under this Agreement or from reckless disregard by the Manager of its obligations and duties under this Agreement. The Manager shall not be held liable for any acts or omissions of the Funds custodian or administrator or any other third party, unless such liability resulted from acts or omissions of the Manager or information from the Manager. Nothing in this Agreement shall constitute a waiver or limitation of any rights that the Fund, TIP, TAS, or any shareholder may have under applicable state or federal laws.

10.	Representations

      (a)	The Manager hereby represents to the Fund that
the Manager is registered as an investment adviser under the Advisers Act, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.

      (b)	The Manager represents that it is in material
compliance with all applicable laws, both federal and state.

	(c)	TIP hereby represents to the Manager that it has
full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Fund has been duly authorized and, upon execution and delivery, this Agreement will be binding upon TIP in accordance with its terms.

	(d) TIP acknowledges receipt of Parts 2A and B of the Managers Form ADV and Commodity Trading Advisor (CTA)
Disclosure Document (if applicable).

	(e) TIP represents that TIP and the Fund are in material compliance with all applicable laws and regulations, both federal and state.

	(f)	The Manager represents that it shall notify TIP of
any additions to or withdrawals from the Manager within a reasonable time after such additions or withdrawals but no less frequently than annually.

11.	Term

	This Agreement shall continue in effect for a period of two
(2) years from the date hereof and shall thereafter be automatically renewed for successive periods of one (1) year each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated without the payment of any penalty, by (a) the Fund, if a decision to terminate is made by the board of trustees of TIP or by a vote of a majority of the Funds outstanding voting securities (as defined in the 1940 Act), or (b) the Manager, in each case on 60 days written notice from the terminating party and on the date specified in the notice of termination.

	This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

12.	Amendment

	Except as otherwise provided in this Agreement, this Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of the Fund. Any such amendment must be in writing and signed by each party.

13.	Notices

	Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered electronically, in writing, or sent by fax or three business days after mailing registered mail postage prepaid as follows:

Fund:		TIFF Investment Program
		c/o TIFF Advisory Services, Inc.
		Attn:  General Counsel
		170 N. Radnor Chester Road, Suite 300
		Radnor, PA  19087
		Fax:	610-684-8080
		Email:	miops@tiff.org with a copy to
rmaestro@tiff.org

Manager:	Fundsmith LLP
      33 Cavendish Square
      London, W1G 0PW

Each party may change its address by giving notice as herein required.

14.	Sole Instrument

	This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect.

15.	Counterparts

	This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

16.	Applicable Law

	This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the State of Delaware without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

17.	Confidential Information

	Any information or recommendations supplied by any party to this Agreement, which are not otherwise in the public domain or previously known to another party in connection with the performance of obligations hereunder, including securities or other assets held or to be acquired by the Fund, transactions in securities or other assets effected or to be effected on behalf of the Fund, or financial information or any other information relating to a party to this Agreement, are to be regarded as confidential (Confidential Information).

      No party may use or disclose to others Confidential Information about the other party, except solely for the legitimate business purposes of the Fund for which the Confidential
Information was provided; as may be required by applicable law or rule or compelled by judicial or regulatory authority having competent jurisdiction over the party; or as specifically agreed to in writing by the other party to which the Confidential
Information pertains. Further, no party may trade in any securities issued by another party while in possession of material non-public information about that party. Lastly, the Manager may not consult with any other money managers for the Fund or for any other series of TIP concerning transactions in securities or other assets of the Fund or such other series of TIP. Nothing in this Agreement shall be construed to prevent the Manager from lawfully giving other entities investment advice about, or trading on their behalf in, shares issued by the Fund or securities or other assets held or to be acquired by the Fund.


IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the Effective Date specified in the first paragraph of this Agreement.



TIFF Investment Program
	Fundsmith LLP
on behalf of the Fund


	/s/ Kelly Lundstrom
	/s/ Simon Godwin
Signature
	Signature

Kelly Lundstrom, Vice President
	Simon Godwin, Partner
Print Name/Title
	Print Name/Title


















Schedule I

to the Money Manager Agreement (the Agreement) dated as of September 30, 2015

Between,
Fundsmith LLP (the Manager) and
TIFF Investment Program for its TIFF Multi-Asset Fund
(the Fund)

Fee Calculation



As compensation for the services performed and the facilities and personnel provided by the Manager for TIFF Multi-Asset Fund pursuant to this Agreement, the Fund will pay the Manager an asset based fee calculated and paid monthly according to the following formula:


      0.90% per annum on all Managed Assets


The fee shall be prorated for any period that is less than a full calendar month.

All capitalized terms used but not defined in this Schedule I shall have the meanings ascribed to them in the Agreement.

Fundsmith Money Manager Agreement
Page 11

Execution copy